EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to the market open of the filing date of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
8/21/2026	Sell	6,132	15.11
8/24/2026	Sell	8,036	14.93
8/25/2026	Sell	7,423	15.07
8/26/2026	Sell	3,087	15.14
8/27/2026	Sell	14,581	14.92
8/28/2026	Sell	23,886	14.86
9/11/2026	Sell	3,565	14.59
9/16/2026	Sell	24,516	14.04
9/24/2026	Sell	10,633	13.63
10/2/2026	Sell	16,153	13.40
10/6/2026	Sell	32,790	13.54
10/7/2026	Sell	400	13.60
10/8/2026	Sell	2,387	13.53
10/9/2026	Sell	22,319	13.68
10/12/2026	Sell	22,754	13.83
10/13/2026	Sell	52,408	13.95
10/14/2026	Sell	16,857	13.80
10/15/2026	Sell	17,537	13.84
10/16/2026	Sell	27,348	13.96
10/19/2026	Sell	31,630	13.96